EXHIBIT 99.1

                                  CERTIFICATION

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and accompanies the quarterly report on Form 10-Q (the "Form 10-Q") for the quarter ended September 30, 2002 of American Insured Mortgage Investors (the "Issuer").

I,   William B. Dockser, certify that to the best of my knowledge:

     (i)  the Form 10-Q fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

     (ii) the information contained in the Form 10-Q fairly represents, in all material respects, the financial condition and results of operations of the Issuer.


                                                     AMERICAN INSURED
                                                     MORTGAGE INVESTORS
                                                     (Registrant)

                                                     By: CRIIMI, Inc.
                                                         General Partner



November 13, 2002                                    /s/William B. Dockser
-----------------                                    ---------------------------
Date                                                 William B. Dockser
                                                     Chairman of the Board and
                                                     Chief Executive Officer